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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

THIS AGREEMENT is dated for reference as of the 26th day of August, 2002.

BETWEEN:

          LOGAN FEDERAL WAY INC. a company organized under the laws of the State of Washington with an office at 701 Fifth Avenue, Suite 6100, Seattle, Washington, U.S.A. 98104-7098

          (the "Vendor")

AND:

          DIGITALE TELEKABEL AG, a corporation governed by the laws of the Republic of Germany, with an address at Charlotten Strasse 59, D0117, Berlin, Germany

          (the "Purchaser")

WHEREAS:

A.   The Vendor owns certain Assets in the State of Washington; and

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Assets described herein on the terms and conditions set forth in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants set out in this Agreement, the parties represent, warrant, covenant and agree as follows:


                                    ARTICLE 1
                                 INTERPRETATION

1.1  DEFINITIONS. In this Agreement and the recitals hereto:

     (a)  "Assets" means the beneficial interest in and to the following:

          (i)  the Lands;

          (ii) all actual and proposed plans and specifications in the Vendor's possession or under its control relating to buildings, structures, improvements and fixtures situated on the Lands, including all

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               such electrical, mechanical and structural drawings related thereto as are in the possession or under the control of the Vendor; and

         (iii) all permits and licenses relating to the Land, to the extent transferable.

     (b) "Business Day" means a day that is not a Saturday, Sunday or statutory holiday in British Columbia;

     (c) "Closing Date" means September 30, 2002 or such other date as the parties hereto may mutually agree;

     (d) "Completion" means the completion of the transfer of the Assets by the Vendor to the Purchaser in accordance with the terms of this Agreement;

     (e)  "GAAP" means generally accepted accounting principles in Canada;

     (f) "Mortgage" means the mortgage on the Lands in the approximate amount of $350,000 and all accrued interest thereunder held by SFG Income Fund IV, LLC, as mortgagor;

     (g) "Lands" means the real property assets of the Vendor, including those set forth in Schedule A; and

     (h) "Taxes" means all taxes, charges, duties, customs, levies, local improvement district fees or other assessments relating to the Lands by any taxing authority or other governmental body, accrued or otherwise.

1.2 GENDER AND NUMBER. In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice-versa and words importing gender include all genders and the word "including" is not limiting (whether or not non-limiting language is used with reference thereto).

1.3 SECTIONS AND HEADINGS. The divisions of this Agreement into Articles, sections and subsections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference herein to a particular Article, section, subsection or Schedule refers to the specified Article, section or subsection of or Schedule to this Agreement.

1.4 ACCOUNTING PRINCIPLES. All accounting terms not otherwise defined in this Agreement shall have the meanings ascribed to them, and every calculation to be made hereunder is to be made, in accordance with GAAP applied consistently.

1.5 CURRENCY. All amounts referred to in this Agreement are stated and payable in U.S. dollars.

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1.6  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of British Columbia.

1.7 SCHEDULES. The following are the Schedules to this Agreement and form an integral part thereof:

     Schedule A    -   Lands


                                    ARTICLE 2
                      TRANSFER OF ASSETS AND PURCHASE PRICE

2.1 TRANSFER OF ASSETS. Subject to and in accordance with the terms and conditions of this Agreement, the Vendor hereby agrees to sell, assign and transfer the Assets to the Purchaser and the Purchaser hereby agrees to purchase the Assets on the Closing Date, in consideration for the payment of the purchase price of $2,650,000 less the Mortgage and Taxes as at the Closing Date (the "Purchase Price").

2.2 TRUST. The Vendor hereby transfers the beneficial interest in the Assets to the Purchaser and agrees to hold the legal interest in the Assets in trust for the Purchaser. The Vendor agrees to transfer, at the Purchaser's expense, the legal interest in the Assets, or any part thereof, to the Purchaser or at the Purchaser's direction within 30 days after it receives written notice from the Purchaser.

2.3 PAYMENT OF PURCHASE PRICE. The Purchaser will pay the Purchase Price by delivering to the Vendor by electronic wire transfer, a certified cheque or bank draft payable in immediately available funds in the amount of the Purchase Price on Completion.


                                    ARTICLE 3
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 VENDOR'S REPRESENTATIONS AND WARRANTIES. The Vendor represents and warrants to the Purchaser as follows and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the
Assets:

     (a) ORGANIZATION AND POWER - the Vendor is a corporation duly organized and validly existing under the laws of the State of Washington and has the power, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated by this Agreement;

     (b) DUE AUTHORIZATION - the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Vendor;

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     (c)  ENFORCEABLE AGREEMENT - this Agreement has been duly executed and delivered by the Vendor and constitutes a legal, valid and binding obligation of the Vendor, enforceable by the Purchaser against the Vendor in accordance with its terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally;

     (d) RESIDENCY - the Vendor is not, and will not on Completion, be a non-resident of the United States for the purposes of the United States Internal Revenue Code;

     (e) REAL PROPERTY - the Vendor has legal and beneficial title in fee simple to the Lands, free and clear of any liens, pledges, charges, claims and other encumbrances, other than the Mortgage and Taxes; and

     (f) LIABILITIES - the Vendor does not have any debts, liabilities, or obligations of any nature, whether accrued, absolute, contingent or otherwise (including those imposed by operation of law), for which the Purchaser may become liable as a result of the transactions contemplated by the Agreement, except for the Taxes and the Mortgage.

3.2 CONDITION OF ASSETS. The Purchaser hereby acknowledges that it has had the opportunity to examine the Assets and is fully aware of the state of the Assets are to be transferred to it on an "as-is-where-is" basis and that the Vendor has not made, nor has the Purchaser relied upon, any representation, warranty, condition or collateral agreement, express, implied or statutory, as to the nature, quality, condition, enforceability, legal status or fitness for any particular purpose of any of the Assets, any environmental matters or conditions in respect of the Assets or the existence, effect or potential effect of any native land claims or similar claims in respect of aboriginal rights or title relating to any of the Assets.

3.3 PURCHASER'S REPRESENTATIONS AND WARRANTIES. The Purchaser represents and warrants to the Vendor as follows and acknowledges that the Vendor is relying on such representations and warranties in connection with the sale of the Assets:

     (a) ORGANIZATION AND POWER - the Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the power, authority and capacity to enter into this Agreement on the terms and conditions herein set forth and to carry out the transactions contemplated by this Agreement;

     (b) DUE AUTHORIZATION - the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Purchaser; and

     (c) ENFORCEABLE AGREEMENT - this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser, enforceable by the Vendor against the Purchaser in accordance with its

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          terms, subject to the availability of equitable remedies and the enforcement of creditors' rights generally.


                                    ARTICLE 4
                                    COVENANTS

4.1 OPERATIONS PENDING COMPLETION. The Vendor shall, from the date of this Agreement until Completion, except as otherwise contemplated by this Agreement:

     (a) maintain or cause to be maintained insurance on the Assets as they are insured on the date of this Agreement;

     (b) do all repairs and maintenance to the Assets as is necessary or advisable in the ordinary and normal course of operation; and

     (c)  not enter into any agreement or transaction which would result in:

          (i) the creation of any lien, mortgage, charge, encumbrance or security interest on any of the Assets other than the Mortgage and the Taxes; or

          (ii) the sale, lease or other disposition of any of its Assets.


                                    ARTICLE 5
                              CONDITIONS OF CLOSING

5.1 PURCHASER'S CONDITIONS. The obligation of the Purchaser to complete the sale of the Assets contemplated by this Agreement is subject to fulfillment of the following conditions by the Vendor on or before the Closing Date:

     (a) approval of the transactions contemplated by this Agreement by the Supervisory Board of the Purchaser to be appointed at the meeting of shareholders of the Purchaser to be held on September 24, 2002 or any adjournment or postponement thereof (the "Shareholders Meeting");

     (b) the Purchaser obtaining requisite shareholder approval of the proposed amendments to the Articles of Association of the Purchaser to be voted on at the Shareholders Meeting;

     (c) the Purchaser obtaining an independent appraisal of the Lands satisfactory to the Purchaser, in its sole discretion, confirming that the value of the Lands is equal to or greater than $2,650,000; and


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     (d)  the Vendor's representations and warranties contained herein shall be true and correct on the Closing Date as if such representations and warranties had been made on and as of the Closing Date.

     The foregoing conditions are inserted for the benefit of the Purchaser and may be waived in whole or in part only if waived by the Purchaser.


                                    ARTICLE 6
                ASSUMPTION OF LIABILITIES AND RELATED INDEMNITIES

6.1 ASSUMPTION OF LIABILITIES. On Completion the Purchaser shall assume and be responsible for:

     (a)  the Mortgage and Taxes; and

     (b) all obligations and liabilities of the Vendor relating to the environmental condition of the Assets, regardless of whether such condition arose prior to the Closing Date.

6.2 INDEMNITY. Except for any obligations which relate to a claim against the Vendor for breach of any warranty, representation or covenant of the Vendor under this Agreement for which the Vendor is or remains responsible under this Agreement, the Purchaser shall indemnify and save the Vendor and its employees, officers, directors and agents harmless from and against any claim, demand, action, cause of action, loss, damage, cost, fine, penalty or expense whatever, including legal fees suffered or incurred, directly or indirectly, by any of them by reason of the failure of the Purchaser to pay or discharge any of the obligations referred to in section 6.1.

6.3  CLAIMS FOR INDEMNITY. No claim by the Vendor for indemnity under this
Article 6 shall be made unless prompt notice of any claim, action, proceeding or circumstances that could reasonably give rise to such a claim is given by the party making the claim (the "Claimant") to the party which is responsible for the claim under this Agreement (the "Obligant") except that the inadvertent failure to give such prompt notice shall not preclude the Claimant from pursuing such a claim unless and to the extent that the Obligant is prejudiced by such failure. An Obligant may, and shall, if directed to do so by the Claimant, at its own expense and in the name of the Claimant or otherwise, dispute any claim made, or any matter on which a claim could be made by a third party, in respect of which a notice has been given by a Claimant under this section and may retain counsel of its choice to have conduct of any proceeding relating to such a claim. For the purpose of confirming or disputing such a claim, a Claimant shall provide full and complete disclosure to the Obligant and complete access to and right of inspection, by the Obligant's representatives of all documents and records in the possession or control of the Claimant relating to any such claim. If an Obligant is required to furnish any security for the purpose of defending or contesting the subject matter of any Claim, all money or property representing such security received by the Claimant as a result of a successful defence or contestation shall be held in trust by the Claimant for the benefit of the Obligant and shall be remitted to the Obligant on demand.


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6.4  PAYMENT OF TAXES ON SALE AND TRANSFER. The Purchaser shall be responsible for and shall pay when due any property transfer taxes, sales taxes, social services taxes, goods and services tax or similar taxes and any registration, transfer or other fees payable in respect of the sale and transfer of the Assets to the Purchaser, but excluding any income taxes which may be payable by the Vendor in connection with the transfer of the Assets to the Purchaser.


                                    ARTICLE 7
                                  RISK OF LOSS

7.l RISK OF LOSS. Until Completion, the Assets shall be and remain at the risk of the Vendor.

7.2 PRE-COMPLETION LOSS. Notwithstanding any other provision of this Agreement, if prior to Completion any of the Assets are destroyed or damaged by fire or any other casualty or shall be expropriated or seized by any governmental or other lawful authority, the proceeds of insurance or compensation for such expropriation or seizure paid or payable to the Vendor shall, to the extent not applied to the repair or replacement of the subject Assets prior to Completion, be deemed to be included in the Assets without any adjustment to the Purchase Price and the Purchaser shall accept such proceeds, or the right to recover them, in replacement for the Assets so destroyed, damaged or expropriated.


                                    ARTICLE 8
                                   COMPLETION

8.1 VENDOR'S COMPLETION DOCUMENTS. On or before Completion, the Vendor shall deliver, or cause to be delivered, the following to the Purchaser:

     (a) all deeds, bills of sale, transfers and assignments which are required to transfer the Assets, or the interest of the Vendor therein, to the Purchaser, as the Purchaser may reasonably require, in registrable form where applicable;

     (b) a declaration of trust in form and substance satisfactory to the Purchaser in its sole discretion;

     (c) a certified copy of a resolution of the directors and shareholders of the Vendor authorizing the entering into, execution and delivery of this Agreement by the Vendor and the sale of the Assets as contemplated by this Agreement; and

     (d)  such other documents as the Purchaser may reasonably require.

8.2 PURCHASER'S COMPLETION DOCUMENTS. On or before Completion, the Purchaser shall deliver the following to the Vendor:

     (a) confirmation of electronic wire transfer, a certified cheque or bank draft pursuant to section 2.3 herein;

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     (b)  such documents as the Vendor may reasonably require in order to reflect the assumption by the Purchaser of the liabilities and obligations to be assumed by the Purchaser as contemplated by this Agreement; and

     (c) a certified copy of resolutions of the directors of the Purchaser authorizing the entering into, execution and delivery of this Agreement, the purchase of the Assets as contemplated by this Agreement.

8.3 TERMS OF COMPLETION. Completion shall not occur, nor shall the documents tabled for delivery at Completion be delivered, until all obligations of the Vendor and the Purchaser hereunder to be performed on or before Completion have been completed.

8.4 BOOKS AND RECORDS. Following Completion, the Vendor shall deliver or make available to the Purchaser all books and records pertaining to the Assets and such other records or copies thereof in the possession or control of the Vendor.


                                    ARTICLE 9
                             POST COMPLETION MATTERS

9.1  POSSESSION FOLLOWING COMPLETION. From and after Completion:

     (a) the Purchaser shall be entitled to take possession of and enjoy the Assets; and

     (b)  the Assets shall be at the risk of the Purchaser.


                                   ARTICLE 10
              SURVIVAL OF REPRESENTATIONS WARRANTIES AND COVENANTS

10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of each party contained in this Agreement shall merge upon and shall not survive Completion.

10.2 SURVIVAL OF COVENANTS. The covenants of each party contained in this Agreement shall survive Completion.


                                   ARTICLE 11
                               GENERAL PROVISIONS

11.1 WAIVER OF SITE PROFILE REQUIREMENTS. The Purchaser hereby waives all rights to receive a site profile or such other similar disclosure document with respect to each of the Lands.

11.2 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or

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written, express or implied, statutory or otherwise, among the parties with respect to the subject matter of this Agreement except as specifically set out herein.

11.3 NO OTHER REPRESENTATION. No director, officer, employee or agent of any party has any authority to make any representation, warranty or covenant not contained in this Agreement, and each party agrees that it has executed this Agreement without reliance upon any such representation or promise.

11.4 WAIVER AND CONSENT. No consent or waiver, express or implied, by either party to or of any breach or default by the other of any or all of its obligations under this Agreement will be valid unless it is in writing, nor shall it eliminate or modify the need for a specific consent or waiver in any other or subsequent instance.

11.5 AMENDMENTS. This Agreement may not be amended except by written agreement among all the parties to this Agreement.

11.6 ASSIGNMENTS. Neither party may assign any right, benefit or interest in this Agreement without the written consent of the other.

11.7 BINDING EFFECT. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11.8   TIME OF ESSENCE. Time is of the essence of this Agreement.

11.9 FURTHER ASSURANCES. Each party shall, at its own expense, execute and deliver all such further agreements and documents and do such further acts and things as may be reasonably required to give effect to this Agreement.

11.10 NOTICES. Every notice, request, demand or communication required or permitted to be given under this Agreement shall be in writing and delivered by hand or facsimile transmission to the party which it is to be given as follows:

       TO THE VENDOR:

       c/o 1000 Cathedral Place
       925 West Georgia Street
       Vancouver, British Columbia
       V6C 3L2

       Facsimile: (604) 669-8803

       Attention:  President and Chief Executive Officer

       TO THE PURCHASER:

       Charlotten Strasse 59, D0117


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       Berlin, Germany

       Facsimile: 49 30 2094 5811

       Attention:  President and Chief Executive Officer

or to such other address or facsimile number as is specified by a party by notice to the other party given in accordance with this section. Any such notice, demand, request or direction shall be deemed to have been given and received if delivered, on the next Business Day after the day of delivery, and if sent by facsimile transmission, on the first Business Day after the day of transmittal.

11.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All counterparts will constitute one and the same agreement. This Agreement may be executed and transmitted by facsimile transmission and if so executed and transmitted this Agreement will be for all purposes as effective as if the parties had delivered an executed original Agreement.

EXECUTED as of the day and year first above written.


LOGAN FEDERAL WAY INC.

By:_________________________________________

Name:_______________________________________

Title:______________________________________


DIGITALE TELEKABEL AG

By:_________________________________________

Name:_______________________________________

Title:______________________________________

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                                   SCHEDULE A
                                      LANDS

PARCEL A:

The north 425 feet of the south 810 feet of the following described property:

ALL that portion of the northwest quarter of the northeast quarter of Section 29, Township 21 North, Range 4 East, W.M. in King County, Washington, lying westerly of Pacific Highway South, which is also known as State Road #1 and/or Highway 99, as conveyed to the state of Washington by deed recorded September 11, 1923 under Recording No. 1778238 and lying north of South 356th St. as conveyed to King County by deed recorded March 2, 1910 under Recording No. 669248.


PARCEL B:

ALL that portion of the northwest quarter of the northeast quarter of Section 29, Township 21 North, Range 4 East, W.M., in King County, Washington, lying westerly of Pacific Highway 99, as conveyed to the State of Washington by deed recorded September 11, 1923 under Recording No. 1778238; and lying north of South 356th St. as conveyed to King County by deed recorded March 2, 1910 under Recording No. 669248. EXCEPT the south 810 feet thereof.